================================================================================
    As filed with the Securities and Exchange Commission on October 25, 2002
                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------


New York Community Bancorp, Inc.     Delaware                             06-1377322
New York Community Capital Trust V   Delaware                             16-6531023
  (Exact name of registrants as       (State or other                  (I.R.S. Employer
    specified in its charter)         jurisdiction of                 Identification No.)
                                      incorporation or organization)

                                 ---------------

                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 ---------------
                               Joseph R. Ficalora
                      President and Chief Executive Officer
                         New York Community Bancorp, Inc.
                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100
           (Name, address, including zip code, and telephone numbers, including area code, of agent for service)

                                 ---------------

                                   Copies to:
                          Douglas P. Faucette, Esquire
                           Thomas J. Haggerty, Esquire
                          Muldoon Murphy & Faucette LLP
                           5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840

                                 --------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-86682
                                                            ---------

      If this Form is a post-effective amendment Filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
                                 (See next page)

                                 --------------

 Pursuant to Rule 462(b) under the Securities Act, this registration statement becomes effective upon filing.

======================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                 Title of each class                   Amount to be  Proposed maximum Proposed maximum    Amount of
           of securities to be registered               registered    offering price aggregate offering registration
                                                                       per unit(1)        price(2)           fee
======================================================================================================================
Preferred Securities of New York Community
   Capital Trust V (3)                                     (4)             (4)               (4)             (4)
Guarantees by New York Community Bancorp, Inc. of
   the above-referenced preferred securities (5)           (4)             (4)               (4)             (4)
Junior Subordinated Debentures of New York
   Community Bancorp, Inc. (5)                             (4)             (4)               (4)             (4)
Units (6)                                                  (4)             (4)               (4)             (4)
Warrants to purchase Common Stock of New York
   Community Bancorp, Inc. (7)                             (4)             (4)               (4)             (4)
Common Stock reserved for issuance upon exercise
   of Warrants to purchase Common Stock (8)                (4)             (4)               (4)             (4)
                                                     -----------------------------------------------------------------
Total                                                  $45,983,000         100%        $45,983,000(9)      $4,232

(1) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3) Subject to note (9) below, there is being registered hereunder an indeterminate number of Preferred Securities of New York Community Capital Trust V (the "Trust") and an indeterminate principal amount of Junior Subordinated Debentures of New York Community Bancorp, Inc. ("NYCB"). A like principal amount of Junior Subordinated Debentures may be issued and sold by NYCB to the Trust, in which event such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.
(4)    Not applicable pursuant to General Instruction II.D. of Form S-3.
(5) Includes the rights of holders of the Preferred Securities under the Guarantees and certain back-up undertakings, comprised of the obligations of NYCB under the Declaration of Trust of the Trust as borrower under the Junior Subordinated Debentures, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, the Trust (other than with respect to the Preferred Securities) and such obligations of NYCB as set forth in the Declaration of Trust of the Trust and the Subordinated Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantees, when taken together with NYCB's obligations under the Junior Subordinated Debentures, the related Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.
(6) The Units consist of one Preferred Security of New York Community Capital Trust V and a Warrant to purchase NYCB Common Stock.
(7) Subject to Note 9 below, there is being registered hereunder an indeterminate number of Warrants as from time to time may be issued by NYCB at indeterminate prices. Such Warrants may be issued together with Preferred Securities of the Trusts as described in Note 6 above.
(8) The Common Stock being registered consists of shares to be issued upon exercise of the Warrants. In accordance with Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares as may become issuable upon the exercise of such Warrants to prevent dilution from stock splits or stock dividends or similar transactions.
(9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $45,983,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies.

                                 ---------------
================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The registrant hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-3 (File No. 333-86682), as
                                                                 ---------
amended and supplemented to date, filed with the Securities and Exchange Commission on April 22, 2002 and declared effective on May 8, 2002.

Item 16. Exhibits

         All exhibits filed with or incorporated by reference in Registration Statement No. 333-86682 are incorporated by reference into, and shall be deemed
              ---------
to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibits                       Description
--------                       -----------

5(a)(i) -- Opinion of Muldoon Murphy & Faucette LLP as to legality of
           Securities.

5(b)(v) -- Opinion of Morris, James, Hitchens & Williams LLP as to
           the legality of preferred securities that may be issued by New York Community Capital Trust V.

8(a)    -- Form of Tax Opinion of Muldoon Murphy & Faucette LLP.

23(a)   -- Consent of KPMG LLP.

23(b)   -- Consent of Muldoon Murphy & Faucette LLP (included in
           Exhibit 5(a)(i)).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westbury, State of New York, on October 25, 2002.

                                     NEW YORK COMMUNITY BANCORP, INC.

                                     By:  /s/ Joseph R. Ficalora
                                          ------------------------------
                                          Joseph R. Ficalora
                                          President and Chief Executive Officer

         Each person whose signature appears below hereby constitutes and appoints Joseph R. Ficalora and Thomas R. Cangemi, or any of them, acting alone, as his or her true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment, amendments or post-effective amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

         Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2002.

                   Signature                                                     Title
/s/ Joseph R. Ficalora                                      President, Chief Executive Officer and Director
--------------------------------------------
Joseph R. Ficalora

/s/ Michael F. Manzulli                                                  Chairman of the Board
--------------------------------------------
Michael F. Manzulli

/s/ Robert Wann                                           Executive Vice President and Chief Financial Officer
--------------------------------------------                  (Principal Financial and Accounting Officer)
Robert Wann

/s/ Donald M. Blake                                                             Director
--------------------------------------------
Donald M. Blake

/s/ Anthony E. Burke                                                            Director
--------------------------------------------
Anthony E. Burke

/s/ Dominick Ciampa                                                             Director
--------------------------------------------
Dominick Ciampa

/s/ Robert S. Farrell                                                           Director
--------------------------------------------
Robert S. Farrell

/s/ Dr. William C. Frederick                                                    Director
--------------------------------------------
Dr. William C. Frederick

/s/ Max L. Kupferberg                                                           Director
----------------------
Max L. Kupferberg

/s/ Howard C. Miller                                                            Director
-------------------------------------------
Howard C. Miller


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Trust has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westbury, State of New York, on October 25, 2002.

                                           New York Community Capital Trust V

                                           By: /s/ Joseph R. Ficalora
                                               ---------------------------------
                                               Joseph R. Ficalora
                                               Trustee

                                           By: /s/ Robert Wann
                                               ---------------------------------
                                               Robert Wann
                                               Trustee

                                           By: /s/ Thomas R. Cangemi
                                               ---------------------------------
                                               Thomas R. Cangemi
                                               Trustee

                                  EXHIBIT INDEX

Exhibits                          Description
--------                          -----------

5(a)(i) --  Opinion of Muldoon Murphy & Faucette LLP as to legality of
            Securities.

5(b)(v) --  Opinion of Morris, James, Hitchens & Williams LLP as to
            the legality of preferred securities that may be issued by New York Community Capital Trust V.

8(a)    --  Form of Tax Opinion of Muldoon Murphy & Faucette LLP.

23(a)   --  Consent of KPMG LLP

23(b)   --  Consent of Muldoon Murphy & Faucette LLP (included in
            Exhibit 5(a)(i)).